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                                   Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   20549

                                    FORM S-3D
                             REGISTRATION STATEMENT
                        Under The Securities Act of l933

                   MONMOUTH REAL ESTATE INVESTMENT CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Maryland
         (State or other jurisdiction of incorporation or organization)

                                   22-1897375
                      (I.R.S. Employer Identification No.)

   Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey
                                      07728
      (Address, including zip code, and telephone number, including area of registrant's principal executive offices)

  Eugene W. Landy, Esq., Juniper Business Plaza, Suite 3-C, 3499 Route 9 North,
                           Freehold, New Jersey 07728
          (Name and Address, including zip code, of agent for service)

                           Telephone No. 732-577-9996
          (Telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public is as soon as possible after the effective date of the Registration Statement.

If  the only securities being registered on this Form are being offered pursuant
to    dividend  or   interest reinvestment   plans,  please  check the following
box: ___

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 145 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plan, check the following box:    ____

Title of Each Class            Proposed Maximum   Proposed Maximum   Amount of
Of Securities    Amount to be Offering Price Per Aggregate Offering Registration
to be Registered Registered       Unit*              Price              Fee


Common Shares     2,000,000    $8.62              $17,240,000        $1,394.72

*Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices on the NASDAQ National Market System on November 21, 2003.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

           MONMOUTH REAL ESTATE INVESTMENT CORPORATION

                     Juniper Business Plaza
                  Suite 3-C, 3499 Route 9 North
                   Freehold, New Jersey 07728
                          732-577-9996

          DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Monmouth Real Estate Investment Corporation ("MREIC") described herein provides holders of MREIC's Shares of Common Stock ("Shares of Common Stock" or "Shares") with a simple and convenient method of investing cash dividends and optional cash payments in additional Shares of Common Stock without payment of any trading fees or service charge. The Shares are listed and traded on NASDAQ under the symbol "MNRTA."

     The proceeds of dividends reinvested in the Plan and optional cash payments will be used to purchase original issue Shares of Common Stock from MREIC. The price of Shares of Common Stock purchased with reinvested dividends and optional cash payments will be 95% of the market price (see Question 16).

     Participants in the Plan may:

       - Automatically reinvest cash dividends on all Shares registered in their names.

       - Automatically reinvest cash dividends on less than all of the Shares registered in their names and continue to receive cash dividends on the remaining Shares.

       - Invest by making optional cash payments at any time of not less than $500 per payment nor more than $1,000 per month, unless a Request for Waiver has been accepted by MREIC pursuant to Question 12 herein, whether or not any dividends on Shares registered in the participant's name are being reinvested. Optional cash payments will be invested monthly, generally on the Investment Date.

     Holders of Shares of Common Stock who do not choose to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

     IT  IS SUGGESTED THAT THIS PROSPECTUS BE RETAINED FOR FUTURE
REFERENCE.

     MREIC reserves the right to terminate the Plan at any time.

     The  Plan  does  not represent a change in MREIC's  dividend
policy  or  a  guarantee  of  future dividends.   Dividends  will
continue to depend on earnings, financial requirements, and other factors.

     This Prospectus relates to up to 2,000,000 Shares of Class A
Common Stock with $.0l par value.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MREIC. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MREIC SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY MREIC OR ANY AGENT OF MREIC OR ANY OTHER PERSON TO SELL SECURITIES IN ANY STATE IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THIS PROSPECTUS RELATES ONLY TO THE SHARES OF MREIC OFFERED HEREBY AND IS NOT TO BE RELIED UPON IN CONNECTION WITH THE PURCHASE OR SALE OF ANY OTHER SECURITIES OF MREIC.

THE  ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED  ON
OR  ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION  TO
THE CONTRARY IS UNLAWFUL.

          The date of this Prospectus is ______, 2003.

                        TABLE OF CONTENTS

AVAILABLE INFORMATION                                           1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                 1
THE COMPANY                                                     3
DESCRIPTION OF THE DIVIDEND REINVESTMENT AND STOCK PURCHASE
PLAN                                                            3
PURPOSE                                                         3
ADVANTAGES                                                      3
ADMINISTRATION                                                  4
ELIGIBILITY                                                     4
PARTICIPATION                                                   5
OPTIONAL CASH PAYMENTS                                          6
WAIVER OF MAXIMUM LIMITS                                        7
PURCHASES                                                       8
COSTS                                                           9
DIVIDENDS                                                       9
REPORTS TO PARTICIPANTS                                         9
CERTIFICATES FOR SHARES                                         9
WITHDRAWAL FROM THE PLAN                                       10
OTHER INFORMATION                                              11
NEITHER MREIC NOR THE AGENT CAN ASSURE YOU OF A PROFIT OR
PROTECT YOU AGAINST A LOSS ON SHARES PURCHASED UNDER THE
PLAN                                                           12
SPECIAL RULES TO PROTECT MREIC'S STATUS AS A QUALIFIED REAL ESTATE INVESTMENT TRUST ("REIT") UNDER THE PROVISIONS OF THE
INTERNAL REVENUE CODE                                          13
USE OF PROCEEDS                                                13
EXPERTS                                                        14
INDEMNIFICATION                                                14

                    AVAILABLE INFORMATION

     MREIC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission") relating to its business, financial position, results of operations and other matters. Information as of particular dates concerning the Directors is disclosed in proxy statements. Such reports, proxy statements and other information can be inspected at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C.; and at certain of its Regional Offices, located at Room 1204, Everett McKinley
Dirksen Building, 219 South Dearborn Street, Chicago, Illinois; Room 1102, Federal Building, 26 Federal Plaza, New York, New York; and 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings with the Commission, including the Registration Statement with respect to the Shares of Common Stock offered hereby, are also available to you on the SEC's website (http://www.sec.gov). We also have a website (www.mreic.com) through which you may access our recent filings with the Commission. Information contained on our website is not part of this prospectus. In addition, you may look at our filings with the Commission at the offices of the NASDAQ Stock Market, Inc., which is located at 1500 Broadway, New York, New York 10036. Our filings with the Commission are available at the NASDAQ because our Common Stock is listed and traded on the NASDAQ under the symbol "MNRTA."

     MREIC has filed with the Commission a Registration Statement under the Securities Act of 1933 with respect to the Shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to MREIC, the Shares of Common Stock and related matters, reference is made to such Registration Statement, including the exhibits incorporated therein by reference or filed as a part thereof.

       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     As  the  successor  to Monmouth Real Estate  Investment
     Corporation,   a   Delaware   corporation    ("Monmouth
     Delaware"),   MREIC  incorporates  by   reference   the
     documents listed below:

     -   The  Annual  Report  of  Monmouth  Delaware  as  of
     December   31,  2002  on  Form  10-K  filed  with   the
     Commission on December 23, 2002.

     -   The  Quarterly  Report on  Form  10-Q  of  Monmouth
     Delaware as of September 30, 2002, as filed with the Commission on February 13, 2003.

     -   The  Quarterly  Report on  Form  10-Q  of  Monmouth
     Delaware as of March 31, 2003, as filed with the Commission on May 14, 2003.

     -   Our  Quarterly Report on Form 10-Q as of  June  30,
     2003, as filed with the Commission on August 13, 2003.

     - The Current Report on Form 8-K of Monmouth Delaware, as filed with the Commission on November 18, 2002.

     - The Current Report on Form 8-K of Monmouth Delaware, as filed with the Commission on February 28, 2003.

     - The Current Report on Form 8-K of Monmouth Delaware, as filed with the Commission on April 4, 2003.

     -   Our  Current Report on Form 8-K, as filed with  the
     Commission on May 15, 2003.

     -   Our  Current Report on Form 8-K, as filed with  the
     Commission on May 20, 2003.

     -   Our  Current Report on Form 8-K, as filed with  the
     Commission on May 21, 2003.

     - The description of MREIC's Shares, $.01 par value, which is contained in a registration statement filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

     - All documents filed by MREIC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering to which this Prospectus relates shall also be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents.

     The foregoing documents incorporated by reference in this Prospectus (not including exhibits to the information that are incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) will be provided without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, made to Shareholder Relations, Monmouth Real Estate Investment Corporation, Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728 (telephone number 732-577-
9996).

     No person has been authorized to give any information, or to make any representations other than those contained in this Prospectus or referred to herein, and, if given or made, such other information or representation must not be relied upon as having been authorized by MREIC. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof.

      This  Prospectus relates to the Shares of Common Stock
of  MREIC  registered  for  sale  under  the  Plan.   It  is
suggested that this Prospectus be retained for future reference.

                         THE COMPANY

     MREIC  is  a  corporation organized under the  laws  of
Maryland.   MREIC's principal executive offices are  located
at Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728. MREIC's telephone number is 732-577-9996.

          DESCRIPTION OF THE DIVIDEND REINVESTMENT
                   AND STOCK PURCHASE PLAN

     The  Dividend Reinvestment and Stock Purchase Plan (the
"Plan") for holders of Shares of Common Stock of MREIC is set forth in the following questions and answers:

     For further information concerning the Plan, please address correspondence:

                    Shareholder Relations
         Monmouth Real Estate Investment Corporation
              Juniper Business Plaza, Suite 3-C
                     3499 Route 9 North
                 Freehold, New Jersey 07728

                           PURPOSE

1.   What is the purpose of the Plan?

     The purpose of the Plan is to provide holders of record of Shares of Common Stock of MREIC with a convenient and economical way of investing cash dividends and optional cash payments in Shares of Common Stock of MREIC at a 5% discount from the market price prior to investment (see Question 16) and without payment of any trading fees or service charge. Since such Shares of Common Stock will be purchased from MREIC, MREIC will receive additional funds to make investments in real estate and for other purposes.

                         ADVANTAGES

2.   What are the advantages of the Plan?

     By participating in the Plan:

          - You may purchase Shares of Common Stock at a 5% discount from the market price (see Question 16) of Shares of Common Stock of MREIC by reinvesting cash dividends on all or less than all of the Shares of Common Stock registered in your name.

          - You may purchase additional Shares of Common Stock at the same discount by making optional cash payments at any time of not less than $500 per payment nor more than $1,000 per month, unless a Request for Waiver has been accepted by MREIC pursuant to Question 12 herein.

          - You pay no trading fees or service charge in connection with investments under the Plan.

          - Recordkeeping is simplified under the Plan by the provision of a statement of account to each participant.

          -  You are assured safekeeping of Shares of Common
          Stock    credited   to   your   account    because
          certificates are not issued unless requested.

                       ADMINISTRATION

3.   Who administers the Plan?

     Mellon Bank, N.A. (the "Agent") administers the Plan and certain administrative support will be provided by its affiliate, Mellon Investor Services, a registered transfer agent. On behalf of participants, the Agent keeps records, sends statements of account after each purchase to participants and performs other duties relating to the Plan. The Agent purchases Shares of Common Stock from MREIC as agent for participants in the Plan and credits the shares to the accounts of the individual participants.

      Effective January 1, 2004, administration of the Plan will transfer to American Stock Transfer & Trust Company ("AST"). AST will perform all of the duties of the Agent. AST can be contacted effective January 1, 2004, by phone at 1-888-556-0426, via its website at www.amstock.com, or by mail at P.O. Box 922, Wall Street Station, New York, New York 10269-0560.

                         ELIGIBILITY

4.   Who is eligible to participate?

     (a)  Shareholders of Record

          All holders of record of Shares of Common Stock are eligible to participate in the Plan.

     (b)  Beneficial Owners of Shares of Common Stock

          Beneficial owners, whose Shares of Common Stock are registered in names other than their own (for instance, in the name of a broker or bank nominee), may not participate in the reinvestment of cash dividends on such Shares of Common Stock. Nevertheless, the shareholder, all of whose Shares of Common Stock are in street name or nominee name, may participate in the optional cash payment provisions by completing and sending in the Authorization Card certifying that he is a shareholder of MREIC.

5.   How is the Plan to be interpreted?

     Any question of interpretation arising under the Plan will be determined by MREIC and any such determination will be final.

                        PARTICIPATION

6.   How do Holders of Shares of Common Stock join the Plan?

     A holder of record of Shares of Common Stock may join the Plan at any time by completing and signing an
Authorization Card and returning it to the Agent. An Authorization Card may be obtained at any time by writing to Monmouth Real Estate Investment Corporation, Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728.

7.   What does the Authorization Card provide?

     If you check the appropriate box on the Authorization Card, you may elect "Full Dividend Reinvestment" and the Agent will apply all cash dividends on all the Shares of Common stock then or subsequently registered in your name, together with any optional cash payments, toward the purchase of Shares of Common Stock.

     If you elect to reinvest dividends on only a portion of your Shares of Common Stock, you should check the "Partial Dividend Reinvestment" box on the Authorization Card and the Agent will reinvest cash dividends on only the number of whole Shares of Common Stock you specify on the Authorization Card, together with any optional cash payments, toward the purchase of Shares of Common Stock, and will pay cash dividends on the rest of your Shares.

     If the "Optional Cash Payments" box on the Authorization Card is checked, you will continue to receive cash dividends on Shares of Common Stock in the usual manner, but the Agent will apply any optional cash payment received with the Authorization Card or with a subsequent payment form (see Question 11) to the purchase of Shares of Common Stock under the Plan.

     The Authorization Card also provides a certification to be signed by beneficial owners whose Shares of Common Stock are held in street or nominee name who wish to participate in the optional cash payment provisions.

     The Agent will reinvest automatically any subsequent dividends on the Shares of Common Stock credited to your account under the Plan. The Plan, in other words, operates so as to reinvest dividends on a cumulative basis on the Shares of Common Stock designated on your Authorization Card and on all Shares of Common Stock accumulated and held in your Plan account, until you specify otherwise by notice in writing delivered to the Agent or withdraw from the Plan altogether, or until the Plan is terminated. See Question 29 for the consequences of sales of Shares of Common Stock subject to the Plan.

8.   What are my options under the Plan?

     By  marking the appropriate spaces on the Authorization
Card, you may choose among the following investment options:

     - To reinvest cash dividends automatically on all Shares of Common Stock now and subsequently registered in your name at 95% of the market price (see Question
     16 for a description of how this is computed).

     - To reinvest cash dividends automatically on less than all of the Shares of Common Stock registered in your name (a specified number of full shares) at 95% of the market price and to continue to receive cash dividends on the remaining Shares of Common Stock.

     - To invest by making optional cash payments at any time in any amount not less than $500 per payment nor more than $1,000 per month, unless a Request for Waiver has been accepted by MREIC pursuant to Question 12 herein, whether or not any dividends are being automatically reinvested, at 95% of the market price.

9.   May I change options under the Plan?

     Yes. You may change options under the Plan at any time by completing and signing a new Authorization Card and returning it to the Agent. The answer to Question 6 tells how to obtain an Authorization Card. Any change concerning the reinvestment of dividends must be received by the Agent prior to the record date for a dividend (see Question 10) in order for the change to become effective with that dividend.

10. When will investment of dividends respecting Shares of Common Stock start?

     If your Authorization Card is received by the Agent prior to the record date for determining the holders of shares entitled to receive the next dividend, reinvestment of your dividends will commence with the next dividend. The record dates for dividend payments on the Shares of Common Stock are generally on or about February l5, May l5, August l5 and November l5. If your Authorization Card is received subsequent to the record date, reinvestment of your dividends (or designated portion thereof) will not start until payment of the next following dividend.

                   OPTIONAL CASH PAYMENTS

11.  How does the cash payment option work?

     Each participant in the Plan may invest in additional Shares of Common Stock by making optional cash payments at any time. Participants in the Plan have no obligation to make any optional cash payments. Optional payments may be made at irregular intervals and the amount of each optional payment may vary, but no optional payment may be less than $500 and the total optional payments invested by each owner of Shares of Common Stock may not exceed $1,000 per month, unless a Request for Waiver has been accepted by MREIC pursuant to Question 12 herein.

     An optional cash payment may be made by enclosing a check or money order with the Authorization Card when enrolling and thereafter by forwarding a check or money order to the Agent with a payment form which will be attached to each statement of account. Checks and money orders must be in United States dollars and should be made payable to "Mellon Bank, N.A.". No interest will be paid on optional cash payments held by the Agent pending the purchase of Shares of Common Stock. (See Questions 14 and
15).

      Effective January 1, 2004, AST will administer the Optional Cash Payments (see Question 3). The Plan will continue as described above with AST. Checks and money orders should continue to be in United States dollars and, after January 1, 2004, should be made payable to "American Stock Transfer & Trust Company".

     Optional cash payments must be received by the Agent by the tenth (10th) day of each calendar month. Cash payments received by the Agent subsequent to that date will be applied to the next month's optional investment.

                  WAIVER OF MAXIMUM LIMITS

12. May I make an optional cash payment in excess of $1,000 per month?

     Optional cash investments in excess of $1,000 per month may be made only pursuant to a Request for Waiver accepted by MREIC. Participants who wish to submit an optional cash investment in excess of $1,000 for any Investment Date must obtain the prior approval of MREIC. A Request for Waiver should be directed to Shareholder Relations at MREIC via telephone at 732-577-9996. MREIC has sole discretion to grant any approval for optional cash investments in excess of the allowable maximum amount. In deciding whether to approve a Request for Waiver, MREIC will consider relevant factors including, but not limited to, MREIC's need for additional funds, the attractiveness of obtaining such additional funds through the sale of Common Stock as compared to other sources of funds, the purchase price likely to apply to any sale of Common Stock, the participant submitting the request, the extent and nature of such participant's prior participation in the Plan, the number of Shares of Common Stock held of record by such participant, and the aggregate amount of optional cash investments in excess of $1,000 for which Requests for Waiver have been submitted by all participants. If Requests for Waiver are submitted for any Investment Date for an aggregate amount in excess of the amount MREIC is then willing to accept, MREIC may honor such requests in order of receipt, pro rata or by any other method that MREIC determines to be appropriate. With regard to optional cash investments made pursuant to a Request for Waiver, the Plan does not provide for a predetermined maximum limit on the amount that a participant may invest or on the number of shares that a participant may purchase.

     MREIC does not anticipate approving any single participant Requests for Waiver to purchase more than one percent (1%) of the outstanding shares of MREIC. MREIC will generally grant Requests for Waiver where the participant is requesting to make one optional cash investment in lieu of making a series of investments over the next twelve (12) month period and so specifies in the participant's written request.

     In no event will MREIC be able to issue more shares in total than the number of shares registered for sale.

                          PURCHASES

13. What is the source of Shares of Common Stock purchased under the Plan?

     Shares of Common Stock purchased under the Plan come from authorized but unissued Shares of Common Stock of MREIC. Shares will not be purchased in the open market.

14. When will dividends and optional cash payments be invested in Shares of Common Stock?

     Reinvestment of dividends will be made on the date when the dividend becomes payable. Participants will become owners of Shares of Common Stock purchased under the Plan as of the date of purchase. Optional cash payments must be received by the Agent by the tenth (10th) day of each month. Optional cash will be invested monthly on the Investment Date.

15.  What is the Investment Date?

     The Investment Date for dividends will be the Dividend Payment Date. Dividend payment dates are generally March 15, June 15, September 15 and December 15. For optional cash payments, the Investment Date will be the Dividend Payment Date in months having dividends payable or otherwise on the fifteenth (15th) of each month. If an Investment Date falls on a Saturday, Sunday or holiday, the Investment Date will be the next following business day.

16. What will be the price of Shares purchased under the Plan?

     The Officers of MREIC will determine the price of Shares to be purchased. It is intended that the price of Shares to be purchased will be at a 5% discount from the market price (as defined below).

     The Shares of Common Stock are traded on the NASDAQ. The Officers of MREIC will fix the reinvestment price at a discount price equal to 95% of the market price. The price at which the Shares of Common Stock will be purchased will be the higher of 95% of the average of the daily high and low sale prices of MREIC's Common Stock on the NASDAQ on the four trading days including and preceding the Investment Date or 95% of the average of the high and low sale prices of MREIC's Common Stock on the NASDAQ on the Investment Date. In the event there is no trading in the Shares, or if for any reason MREIC and the Agent have difficulty in determining the price of Shares to be purchased under the Plan, then MREIC, on consultation with the Agent, will use
such   other  public  report  or  sources  as  MREIC   deems
appropriate   to  determine  the  market   price   and   the
appropriate 5% discount. If the reinvestment price involves a decimal which is not equal to one-eighth of a point, the reinvestment price will be rounded up to the next higher one-eighth of a point.

17. How will the number of Shares of Common Stock purchased for me be determined?

     The number of Shares of Common Stock that will be purchased for you on any Investment Date will depend on the amount of your dividends to be invested, the amount of any optional cash payments and the applicable purchase price of the Shares of Common Stock that results from dividing the aggregate amount of dividends and optional payments to be invested by the applicable purchase price. Partial Shares will  be  credited to your account.  At any  time  when  you withdraw from the Plan or request all Shares to be transferred to your name, the partial share will be paid in cash.

                            COSTS

18. Are there any costs to me for my purchases under the Plan?

     There are no trading fees for purchases of Shares of Common Stock under the Plan because Shares are purchased directly from MREIC. All costs of administration of the Plan will be paid by MREIC. Brokers and nominees may impose charges or fees in connection with their handling of participation in the Plan by nominee and fiduciary accounts.

                          DIVIDENDS

19. Will dividends be paid on Shares of Common Stock held in my Plan account?

     Yes.   Any cash dividends declared on Shares of  Common
Stock are automatically reinvested in additional shares and credited to your account.

                   REPORTS TO PARTICIPANTS

20.  What reports will be sent to participants in the Plan?

     Following each purchase of Shares of Common Stock for your account, the Agent will mail to you a statement of account showing amounts invested, the purchase price (see Question 16), the number of Shares purchased, and other information for the year to date. Each participant will receive a Form 1099 showing income reportable for Federal income tax purposes following the final purchase in each calendar year (see Question 29). These statements are your record of the cost of your purchases and should be retained for income tax and other purposes. In addition, during the year you will receive copies of the same communications sent to all other holders of Shares of Common Stock.

                   CERTIFICATES FOR SHARES

21. Will I receive certificates for Shares of Common Stock purchased under the Plan?

     Shares of Common Stock purchased by the Agent for your account will be registered in the name of the Agent's nominee and certificates for such Shares will not be issued to you until requested. The total number of Shares credited to your account will be shown on each statement of account. This custodial service helps to protect you against the risk of loss, theft or destruction of stock certificates.

     Certificates for any number of whole Shares credited to your account will be issued to you at any time upon written request to the Agent. Cash dividends with respect to Shares represented by certificates issued to you will continue to be automatically reinvested. Any remaining Shares will continue to be credited to your account.

     If the written request to the Agent is for certificates to be issued for all Shares credited to your account, any partial share will be paid in cash.

     Certificates for partial shares will not be issued under any circumstances.

22. May Shares of Common Stock in my Plan account be pledged?

     No.   You  must  first  request that  certificates  for
Shares  credited to your Plan account be issued to you  (see
Question 21) before you can pledge such Shares.

23. In whose name will certificates be registered and issued?

     When issued, certificates for Shares of Common Stock will be registered in the name in which your Plan account is maintained. For holders of record, this generally will be the name or names in which your Share certificates are registered at the time you enroll in the Plan. Upon written request, Shares will be registered in any other name, upon the presentation to the Agent of evidence of compliance with all applicable transfer requirements (including the payment of any applicable transfer taxes).

                  WITHDRAWAL FROM THE PLAN

24.  When may I withdraw from the Plan?

     You may withdraw from the Plan at any time. If your request to withdraw is received by the Agent prior to the record date for determining the holders entitled to receive the next dividend respecting any Shares of Common Stock held by you, your request will be processed following receipt of the request by the Agent. If your request to withdraw is received by the Agent subsequent to the record date for determining the holders entitled to receive the next dividend respecting such Shares of Common Stock but before payment of the dividend, the dividend will be reinvested for your account and your request for withdrawal will be processed promptly thereafter.

     After your request for withdrawal has become effective, all dividends will be paid in cash to you unless and until you re-enroll in the Plan, which you may do at any time.

25.  How do I withdraw from the Plan?

     In order to withdraw from the Plan, please complete the tear-off portion of any Plan statement and send it to Mellon Investor Services, P.O. Box 3338, South Hackensack, New Jersey 07606-1938. When you withdraw from the Plan, or upon termination of the Plan by MREIC, certificates for Shares credited to your account under the Plan will be issued to you. Any partial share will be paid in cash.

      Effective January 1, 2004, withdrawal from the Plan will be managed through AST. The process remains the same as described in the above paragraph, but the tear-off portion of the Plan statement should be sent to American Stock Transfer & Trust Company, P.O. Box 922, Wall Street Station, New York, New York 10269-0560.

                      OTHER INFORMATION

26.   What  happens if I sell or transfer Shares  of  Common
Stock registered in my name?

     If you dispose of all Shares of Common Stock registered in your name, the dividends on the Shares credited to your Plan account will continue to be reinvested until you notify the Agent that you wish to withdraw from the Plan.

27. What happens if MREIC issues a stock dividend, declares a stock split or has a rights offering?

     Any stock dividends or split shares distributed by MREIC on Shares of Common Stock credited to your Plan account will be added to your account. Stock dividends or split shares distributed on Shares of Common Stock for which you hold certificates will be mailed directly to you in the same manner as to shareholders who are not participating in the Plan.

     In a regular rights offering, as a holder of record you will receive rights based upon the total number of Shares of Common Stock owned; that is, the total number of Shares for which you hold certificates and the total number of Shares held in your Plan account.

28. Can I vote shares in my Plan account at meetings of shareholders?

     Yes. You will receive a proxy for the total number of Shares of Common Stock held, both the Shares for which you hold certificates and those credited to your Plan account. The total number of Shares of Common Stock held may also be voted in person at a meeting.

     If the proxy is not returned or if it is returned unsigned, none of your Shares of Common Stock will be voted unless you vote in person.

29. What are the Federal income tax consequences of participation in the Plan?

     Under Internal Revenue Service rulings in connection with similar plans, dividends reinvested will be treated as taxable notwithstanding the dividends are reinvested in stock. Under prior Internal Revenue Service rulings, it was assumed the 5% discount was also taxable. Recent Internal Revenue Service rulings suggest that the 5% is a reduced taxable basis for the shares received. Shareholders should consult their own tax consultant on the proper tax treatment of the discount.

     Distributions of real estate investment trusts are treated as dividends to the extent a real estate investment trust has earnings and profits for Federal income tax purposes. To the extent that the amount so distributed by MREIC exceeds the current and accumulated earnings and profits of MREIC, such excess would be treated for Federal income tax purposes as a return of capital to the shareholder. Each participant will receive a Form 1099 showing total dividend income, the amount of any return of capital distribution and the amount of any capital gain dividend for the year.

      The holding period of Shares of Common Stock acquired under the Plan, whether purchased with dividends or optional cash payments, will begin on the day following the date on which the Shares were purchased for your account.

     As a participant in the Plan you will not realize any taxable income when you receive certificates for whole Shares credited to your account, either upon your request for such certificates or upon withdrawal from or termination of the Plan. However, you will recognize gain or loss (which, for most participants, will be capital gain or loss) when whole Shares acquired under the Plan are sold or exchanged after your withdrawal from or the termination of the Plan. If such gain or loss is capital, it will be long-term capital gain or loss if the shares sold are held for more than one year and will be short-term capital gain or loss if the Shares sold are held for one year or less.

30. What is the responsibility of MREIC and the Agent under the Plan?

     Neither MREIC nor the Agent nor its nominees, in administering the Plan, will accept liability for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

  NEITHER MREIC NOR THE AGENT CAN ASSURE YOU OF A PROFIT OR
  PROTECT YOU AGAINST A LOSS ON SHARES PURCHASED UNDER THE
                            PLAN.

31. How are income tax withholding provisions applied to participants?

     In the case of foreign participants who elect to have their dividends reinvested or who elect to make optional cash payments and whose dividends are subject to United
States income tax withholding, an amount equal to the dividends payable to such participants who elect to reinvest dividends, or the amount of the optional cash payment made by a participant, less the amount of tax required to be withheld, will be applied by the Agent to the purchase of Shares of Common Stock. A Form 1042S, mailed to each foreign participant after the final purchase of the calendar year, will show the amount of tax withheld in that year. A Form 1099 will be mailed to domestic participants in the event that Federal income tax withholding is imposed in the future on dividends to domestic participants.

32.  May the Plan be changed or discontinued?

     MREIC reserves the right to modify, suspend or terminate the Plan at any time. All participants will receive notice of any such action. Any such modification, suspension or termination will not, of course, affect previously executed transactions. MREIC also reserves the right to adopt, and from time to time change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan then in effect) as it deems desirable or appropriate for the administration of the Plan. The Agent reserves the right to resign at any time upon reasonable written notice to MREIC.

     The purpose of the Plan is to provide shareholders with a systematic and convenient method of investing dividends and optional cash payments for long-term investment. Use of the Plan for any other purpose is prohibited.

     MREIC reserves the right to return optional cash payments to subscribing shareholders if, in MREIC's opinion, the investment is not consistent with the purposes of the Plan. Shareholders who establish multiple accounts to circumvent the $1,000 per month limit on optional cash investments are subject to MREIC's right to return all optional cash payments.

          ________________________________________

     After the closing of the offering, all investors will be provided annually with financial statements of Monmouth Real Estate Investment Corporation, including a balance sheet and the related statements of income, shareholders' equity and cash flows, accompanied by an independent auditors' report stating that an audit of such financial statements has been made in accordance with auditing standards generally accepted in the United States of America, stating the opinion of the auditor with respect to the financial statements.

 SPECIAL RULES TO PROTECT MREIC'S STATUS AS A QUALIFIED REAL
ESTATE INVESTMENT TRUST ("REIT") UNDER THE PROVISIONS OF THE
                    INTERNAL REVENUE CODE

     MREIC reserves the right not to issue shares under the Plan to any shareholder holding more than 3% of MREIC's Shares. These shareholders may use the Plan both for dividend reinvestment and for optional cash payments but no Shares will be issued to any shareholder if the issuance could provide for the disqualification of MREIC as a REIT under the provisions of the Internal Revenue Code. The decision of MREIC in this regard is final and the particular shareholders' only right shall be the return of any optional cash payment and the return of dividends in cash.

     MREIC also reserves the right to return optional cash payments to subscribing shareholders if, in MREIC's opinion, the investment is not consistent with the purposes of the Plan. This provision would cover shareholders who sell short shares on the NASDAQ and use the optional cash payment solely for purposes of attempting to earn the 5% differential. This provision can also be invoked to prevent any shareholder from creating multiple optional cash payment accounts. The purpose of the Plan is to provide shareholders with a systematic and convenient method of investing dividends and optional cash payments for long-term investment. Use of the Plan for any other purpose is prohibited.

                       USE OF PROCEEDS

     MREIC has no basis for estimating precisely either the number of Shares of Common Stock that ultimately may be sold pursuant to the Plan or the prices at which such Shares will be sold. However, MREIC proposes to use the net proceeds from the sale of Shares of Common Stock pursuant to the Plan, when and as received, to make investments in real estate and for other purposes. MREIC considers the Plan to be a cost-effective means of expanding its equity capital base and furthering its investment objectives while at the same time benefiting holders of Shares of Common Stock.

                           EXPERTS

     The financial statements and schedule of MREIC as of September 30, 2002 and 2001 and for each of the years in the three-year period ended September 30, 2002, included in MREIC's Annual Report on Form 10-K, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     Mr. Eugene Landy has delivered an opinion regarding the legality of the Shares offered hereby. Mr. Landy is also the Chief Executive Officer and a director of MREIC and owns approximately 5% of the outstanding Shares of MREIC.

                       INDEMNIFICATION

     The Maryland General Corporation Law ("MGCL") requires a corporation, unless its charter provides otherwise, which MREIC's charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which the person is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless certain conditions are established. MREIC's Articles of Incorporation provide for indemnification of directors and officers to the full extent permitted or allowed under Maryland law. In addition, MREIC has entered into indemnification agreements with its directors and certain of its officers which generally provide that the Company is required to indemnify such persons to the fullest extent permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling MREIC pursuant to the foregoing provisions, MREIC has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                           PART II

           INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

          Inapplicable.

Item 15.  Indemnification of Directors and Officers

       MREIC is organized in the State of Maryland. The Maryland General Corporation Law ("MGCL") permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper personal benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

       The MGCL requires a corporation to indemnify its present and former directors or officers who have been successful, on the merits or otherwise, in the defense of any proceeding to which the person is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or
(iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

        The indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the Maryland corporation, indemnification may not be made in respect of any proceeding in which the director or officer has been adjudged to be liable to the corporation.

       In addition, a director or officer of a Maryland corporation may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment creates a rebuttal presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer did not meet the requisite standard of conduct for permitted indemnification.

      As a condition to advancing expenses to a director who is a party to a proceeding, the MGCL requires MREIC to obtain (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by MREIC and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by MREIC if it is ultimately determined that the standard of conduct was not met.

       MREIC's Articles of Incorporation provide that MREIC must indemnify its directors and officers, whether serving MREIC or at its request any other entity, to the full extent required or permitted by Maryland law, including the advance of expenses under the procedures and to the full extent permitted by law. MREIC's Articles of Incorporation contain a provision which limits a director's or officer's liability for monetary damages to MREIC or its stockholders.

      MREIC has entered into Indemnification Agreements with its directors and certain officers which generally provide that MREIC is required to indemnify any director or officer who was, is or becomes a party to or witness or other participant in: (i) any threatened, pending or completed action, suit or proceeding in which such director or officer may be or may have been involved, as a party or otherwise, by reason of the fact that the director or officer was acting in his or her capacity as a director or officer of the Company; or (ii) any inquiry, hearing or investigation that such director or officer in good faith believes might lead to the institution of any such action, suit or proceeding against any and all expenses, to the fullest extent permitted by law.


Item 16.  Exhibits.

Exhibit
Number                        Description of Exhibit

Filed herewith:

4.1  Specimen Authorization Card - Mellon Bank N.A.

4.2  Specimen Authorization Card - American Stock
                                   Transfer & Trust
                                   Company

5    Opinion of Eugene W. Landy, Esq.

23.1 Consent of Eugene W. Landy, Esq.  (including
                                       in Exhibit 5)

23.2 Consent of KPMG LLP

24   Powers of Attorney

Item 17.  Undertakings.

          MREIC hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

          (i)  To include any prospectus required by Section
10(a)(3)of the Securities Act of 1933.

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

             Provided,  however,  That paragraphs  1(i)  and
(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the
registrant           pursuant to section 13 or section 15(d)
of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

                         SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3D and has duly caused this Registration Statement to be signed on its behalf of the undersigned thereunto duly authorized, in the Township of Freehold, State of New Jersey, on November 24, 2003.

               MONMOUTH REAL ESTATE INVESTMENT CORPORATION

               By /s/Eugene W. Landy
                     Eugene W. Landy, President and
                     Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                       Date

/s/Eugene W. Landy         President and Director    November 24, 2003
   Eugene W. Landy

/s/Cynthia J. Morgenstern  Executive Vice President  November 24, 2003
   Cynthia J. Morgenstern  and Director

/s/Louise Green            Secretary                 November 24, 2003
   Louise Green

/s/Ernest V. Bencivenga    Treasurer and Director    November 24, 2003
   Ernest V. Bencivenga

/s/Anna T. Chew            Chief Financial Officer   November 24, 2003
   Anna T. Chew            and Director

/s/Samuel A .Landy         Director                  November 24, 2003
   Samuel A. Landy

/s/John R. Sampson         Director                  November 24, 2003
   John R. Sampson

/s/Charles P. Kaempffer    Director                  November 24, 2003
   Charles P. Kaempffer

/s/Peter J. Weidhorn       Director                  November 24, 2003
   Peter J. Weidhorn

/s/Daniel D. Cronheim      Director                  November 24, 2003
   Daniel D. Cronheim

/s/Matthew I. Hirsch       Director                  November 24, 2003
   Matthew I. Hirsch

/s/Stephen B. Wolgin       Director                  November 24, 2003
   Stephen B. Wolgin

                        EXHIBIT INDEX


Exhibit
Number                        Description of Exhibit

Filed herewith:

4.1             Specimen Authorization Card -  Mellon  Bank N.A.

4.2             Specimen Authorization Card -  American Stock
                                               Transfer & Trust
                                               Company

5              Opinion of Eugene W. Landy, Esq.

23.1           Consent of Eugene W. Landy, Esq.  (including
                                                 in Exhibit 5)

23.2           Consent of KPMG LLP

24             Powers of Attorney

                         EXHIBIT 4.1

       Specimen Authorization Card - Mellon Bank, N.A.

AUTHORIZATION CARD

MONMOUTH   REAL   ESTATE  INVESTMENT  CORPORATION   DIVIDEND
REINVESTMENT AND STOCK PURCHASE PLAN

I wish to participate in the Dividend Reinvestment and Stock Purchase Plan (the "Plan") for the purchase of whole and partial shares of Common Stock ("Shares") of Monmouth Real Estate Investment Corporation (the "Company") as follows:

           FULL DIVIDEND REINVESTMENT. I want to reinvest dividends on all Shares now or hereafter registered in my name and on all Shares held for me by the Plan Administrator. I may also make optional cash deposits.

          PARTIAL DIVIDEND REINVESTMENT. I want to reinvest cash dividends on only ________ Shares registered in my name and want my cash dividends on the rest of my Shares. I understand that dividends on all Shares held for me by the Plan Administrator will be reinvested. I may also make optional cash deposits.

           OPTIONAL CASH DEPOSITS ONLY. I want to make only optional cash deposits. I do not want to reinvest dividends on Shares registered in my name. I understand that dividends on all Shares held for me by the Plan Administrator will be reinvested. My check in the amount of $___________ is enclosed.

My participation is subject to the provisions of the Plan as set forth in the Prospectus relating to the Shares offered pursuant to the Plan.

________________________            ______________________

Social Security or Tax I.D. No.    Date

_________________________           ______________________

Print Name(s) of Registered Owner(s)    Signature(s) of
                                        Registered owner(s)

FOR  INITIAL ENROLLMENT ONLY:  Make checks payable to Mellon
Bank, N.A. and mail to P.O. Box 3339, South Hackensack,  New
Jersey 07606-1939.

SHAREHOLDERS  ALL OF WHOSE SHARES ARE IN NOMINEE  OR  STREET
NAME  ONLY  MAY ELECT OPTIONAL CASH PAYMENTS.  CERTIFICATION
ON THE REVERSE OF CARD MUST BE COMPLETED.

OWNER CERTIFICATION OF SHARES IN STREET OR NOMINEE NAME  AND
ENROLLMENT IN PLAN

(TO BE USED ONLY BY SHAREHOLDERS ALL OF WHOSE SHARES ARE  IN
NOMINEE OR STREET NAME)

Name of Broker or Nominee Holding Shares for Shareholder:

___________________________________________________________

Number of Shares held by Broker or Nominee:  ______________

I wish to make optional cash payments to the Plan. My check in the amount of $______ is enclosed. My Plan Account is to be maintained as follows (PLEASE PRINT):

___________________________________________________________

Name      Street         City           State          Zip

______________________________
Social   Security/Tax  I.D.  No.
                                   _________________________
                                    Date

I  HEREBY  CERTIFY  THAT I AM THE OWNER  OF  THE  SHARES  OF
MONMOUTH REAL ESTATE INVESTMENT CORPORATION INDICATED ABOVE.



                                   _________________________
                                    Signature

IF  ADDRESS  IS  NOT PROPERLY SHOWN, PLEASE  CORRECT  BEFORE
RETURNING.

THIS IS NOT A PROXY.

                         EXHIBIT 4.2

   Specimen Authorization Card - American Stock Transfer &
                                 Stock Company

AUTHORIZATION CARD

MONMOUTH   REAL   ESTATE  INVESTMENT  CORPORATION   DIVIDEND
REINVESTMENT AND STOCK PURCHASE PLAN

I wish to participate in the Dividend Reinvestment and Stock Purchase Plan (the "Plan") for the purchase of whole and partial shares of Common Stock ("Shares") of Monmouth Real Estate Investment Corporation (the "Company") as follows:

           FULL DIVIDEND REINVESTMENT. I want to reinvest dividends on all Shares now or hereafter registered in my name and on all Shares held for me by the Plan Administrator. I may also make optional cash deposits.

          PARTIAL DIVIDEND REINVESTMENT. I want to reinvest cash dividends on only ________ Shares registered in my name and want my cash dividends on the rest of my Shares. I understand that dividends on all Shares held for me by the Plan Administrator will be reinvested. I may also make optional cash deposits.

           OPTIONAL CASH DEPOSITS ONLY. I want to make only optional cash deposits. I do not want to reinvest dividends on Shares registered in my name. I understand that dividends on all Shares held for me by the Plan Administrator will be reinvested. My check in the amount of $___________ is enclosed.

My participation is subject to the provisions of the Plan as set forth in the Prospectus relating to the Shares offered pursuant to the Plan.

________________________           ________________________
Social Security or Tax I.D. No.         Date

_________________________          _________________________
Print Name(s) of Registered Owner(s)    Signature(s) of
                                        Registered owner(s)

FOR  INITIAL  ENROLLMENT  ONLY:   Make  checks  payable   to
American Stock Transfer & Trust Company, P.O. Box 922,  Wall
Street Station, New York, New York 10269-0560.

SHAREHOLDERS  ALL OF WHOSE SHARES ARE IN NOMINEE  OR  STREET
NAME  ONLY  MAY ELECT OPTIONAL CASH PAYMENTS.  CERTIFICATION
ON THE REVERSE OF CARD MUST BE COMPLETED.

OWNER CERTIFICATION OF SHARES IN STREET OR NOMINEE NAME  AND
ENROLLMENT IN PLAN

(TO BE USED ONLY BY SHAREHOLDERS ALL OF WHOSE SHARES ARE  IN
NOMINEE OR STREET NAME)

Name of Broker or Nominee Holding Shares for Shareholder:

___________________________________________________________

Number of Shares held by Broker or Nominee:  ______________

I wish to make optional cash payments to the Plan. My check in the amount of $______ is enclosed. My Plan Account is to be maintained as follows (PLEASE PRINT):

___________________________________________________________

Name      Street         City           State          Zip

______________________________
Social Security/Tax I.D. No.

                                   _________________________
                                   Date

I  HEREBY  CERTIFY  THAT I AM THE OWNER  OF  THE  SHARES  OF
MONMOUTH REAL ESTATE INVESTMENT CORPORATION INDICATED ABOVE.



                                   _________________________
                                   Signature

IF  ADDRESS  IS  NOT PROPERLY SHOWN, PLEASE  CORRECT  BEFORE
RETURNING.

THIS IS NOT A PROXY.

                          Exhibit 5


                    EUGENE W. LANDY, ESQ.
                   Juniper Business Plaza
                          Suite 3-C
                     3499 Route 9 North
                 Freehold, New Jersey 07728
                        732-577-9996


                                   November 24, 2003



Monmouth Real Estate Investment Corporation
Juniper Business Plaza
Suite 3-C
3499 Route 9 North
Freehold, New Jersey 07728

Gentlemen:

      I have acted as counsel to Monmouth Real Estate Investment Corporation (the "Corporation") in connection with the Registration Statement of the Corporation on Form S-3D (the "Registration Statement"), under the Securities Act of 1933, as amended, for the registration of 2,000,000 Shares of Common Stock, $.0l par value, of the Corporation
(the  "Shares").   The  Shares are to be  issued  under  and
pursuant  to  the  provisions of the Corporation's  Dividend
Reinvestment  and Stock Purchase Plan (the "Plan").   Except
as otherwise defined herein, capitalized terms herein are used herein as defined in the Registration Statement.

     For purposes of our opinion, I have examined and relied upon:

      (a)   A  copy of the Articles of Incorporation of  the
Corporation,   as   amended  to  date  (the   "Articles   of
Incorporation");

      (b) A copy of resolutions adopted by the Board of Directors of the Corporation at a meeting held on September 23, 2003, authorizing the issuance and sale of the Shares pursuant to the Plan and related matters, certified by the Assistant Secretary of the Corporation; and

     (c)  The Registration Statement, including the Plan.

       Based   on   the   foregoing  and  subject   to   the
qualifications stated in the penultimate paragraph of this opinion, it is my opinion:

      (1)  The Corporation has been duly established and  is
existing   under  its  Articles  of  Incorporation   as   an
incorporated Maryland corporation and has made all filings required to be made under Maryland law.

      (2) The Shares have been duly authorized and reserved for issuance and, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and nonassessable by the Corporation.

      I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                              Very truly yours,



                              /s/Eugene W. Landy
                                 Eugene W. Landy



EWL:ec

                        EXHIBIT 23.2

                INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Monmouth Real Estate Investment Corporation



      We  consent  to  incorporation  by  reference  in  the
Registration Statement on Form S-3D, pertaining to the Monmouth Real Estate Investment Corporation Dividend Reinvestment and Stock Purchase Plan of our report dated December 18, 2002, relating to the balance sheets of Monmouth Real Estate Investment Corporation as of September 30, 2002 and 2001 and the related statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2002, and the related schedule, which report appears in the September 30, 2002 Annual Report on Form 10-K of Monmouth Real Estate Investment Corporation, and to the reference to our firm under the heading "Experts" in the prospectus.



                              /s/ KPMG LLP
                                  KPMG  LLP

Short Hills, New Jersey
November 24, 2003

                         EXHIBIT 24
                     POWERS OF ATTORNEY

      We, the undersigned Officers and Directors of Monmouth Real Estate Investment Corporation, hereby severally constitute Eugene W. Landy and Ernest V. Bencivenga, and each of them singly, our true and lawful; attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all registration statements and amendments to registration statements filed with the Securities and Exchange Commission for the purpose of registering Shares of Common Stock of Monmouth Real Estate Investment Corporation to be issued pursuant to the Monmouth Real Estate Investment Corporation Dividend Reinvestment and Stock Purchase Plan, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all said registration statements and amendments to registration statements.

     WITNESS our hands on the date set forth below.

Signature           Title                         Date

 /s/Eugene W. Landy        President and Director    November 24, 2003
   Eugene W. Landy

/s/Cynthia J. Morgenstern  Executive Vice President  November 24, 2003
   Cynthia J. Morgenstern  and Director

/s/Louise Green            Secretary                 November 24, 2003
   Louise Green

/s/Ernest V. Bencivenga    Treasurer and Director    November 24, 2003
   Ernest V. Bencivenga

/s/Anna T. Chew            Chief Financial Officer   November 24, 2003
   Anna T. Chew            and Director

/s/Samuel A .Landy         Director                  November 24, 2003
   Samuel A. Landy

/s/John R. Sampson         Director                  November 24, 2003
   John R. Sampson

/s/Charles P. Kaempffer    Director                  November 24, 2003
   Charles P. Kaempffer

/s/Peter J. Weidhorn       Director                  November 24, 2003
   Peter J. Weidhorn

/s/Daniel D. Cronheim      Director                  November 24, 2003
   Daniel D. Cronheim

/s/Matthew I. Hirsch       Director                  November 24, 2003
   Matthew I. Hirsch

/s/Stephen B. Wolgin       Director                  November 24, 2003
   Stephen B. Wolgin